Exhibit 10(i)



                             THE VALSPAR CORPORATION

                           BOARD OF DIRECTORS MEETING

                                December 13, 1995



                   AMENDMENT TO KEY EMPLOYEE ANNUAL BONUS PLAN

         WHEREAS, on October 21, 1992 this Board of Directors adopted The Valspar Corporation Key Employee Annual Bonus Plan (the "Plan"), and the Board reserved 200,000 shares of Common Stock of the Corporation for grants of restricted stock under the Plan; and

         WHEREAS, 118,432 shares of restricted stock have been granted to date under the Plan, and the Board believes that an increase in the reserve for restricted stock grants under the Plan is appropriate to accommodate anticipated future restricted stock awards under the Plan, in order to further the purposes of the Plan.

         NOW, THEREFORE, BE IT RESOLVED, that the Plan be, and it hereby is, amended, subject to shareholder approval, to provide that an aggregate 700,000 shares of Common Stock of the Corporation shall be available for grants of restricted stock pursuant to the Plan.

         FURTHER RESOLVED, that the following officers of the Corporation be authorized and empowered to execute and deliver on behalf of the Corporation a Registration Statement on Form S-8 covering the additional shares subject to the Plan, and to take any and all other actions necessary or appropriate to further the purposes of the foregoing resolutions: Chairman of the Board, Vice Chairman, President, Vice President-Finance, Secretary and Treasurer.